DEFINITIVE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	[X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Cordorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 10, 2007

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 15, 2007, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is your proxy and Codorus Valley Bancorp, Inc.’s 2006 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is to elect three Class B directors, each to serve for a term of three years, to approve the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan, to approve the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan and to transact any other business that is properly presented at the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Codorus Valley Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.

I look forward to seeing you on May 15, 2007 at the Corporation’s Annual Meeting.

Sincerely,

Larry J. Miller

Vice Chairman, President, and Chief Executive Officer

Codorus Valley Corporate Center, 105 Leader Heights Road, P.O. Box 2887, York, PA 17405-2887

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2007

www.peoplesbanknet.com

PROXY STATEMENT

Dated and to be mailed on or about April 10, 2007

Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2007

TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT	1
GOVERNANCE OF THE CORPORATION	3
PROPOSAL 1 – Election of Directors	8
SHARE OWNERSHIP	10
EXECUTIVE COMPENSATION	14
COMPENSATION COMMITTEE REPORT	26
REPORT OF THE AUDIT COMMITTEE	38
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40
ADDITIONAL INFORMATION	40
PROPOSAL 2 – Approval of 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan	41
PROPOSAL 3 – Approval of 2007 Codorus Valley Bancorp, Inc. Long-term Incentive Plan	42
OTHER MATTERS	47
APPENDIX A – 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan
APPENDIX B – 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan

CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2007

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 15, 2007, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect three Class B directors, each to serve for a three-year term and until their successors are elected and qualified;

2.	To approve the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan;

3.	To approve the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 1, 2007 are entitled to notice of and to vote at the meeting.

Please promptly complete, date, and sign the enclosed proxy and return it in the enclosed postpaid envelope. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2006 Annual Report on Form 10-K of Codorus Valley Bancorp, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Harry R. Swift, Esquire

Secretary

York, Pennsylvania

April 10, 2007

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by Codorus Valley Bancorp, Inc. (the “Corporation”), on behalf of the Board of Directors (the Board), for the 2007 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being distributed on or about April 10, 2007.

The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, directors, officers, and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, e-mail, or facsimile.

The Annual Meeting of Shareholders will be held on Tuesday, May 15, 2007, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 1, 2007 are entitled to vote at the meeting.

At the annual meeting, shareholders will vote to:

•	Elect three Class B directors, each to serve for a three-year term;

•	Approve the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan;

•	Approve the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Robert L. Jackson, George E. McCullough, and Bernard F. Young as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the nominees identified in this Proxy Statement; FOR approval of the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan and FOR approval of the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan.

You may revoke your written proxy by delivering written notice of revocation to Harry R. Swift, Esquire, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Swift at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned to the Secretary, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

If you are also a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on February 28, 2007, Codorus Valley Bancorp, Inc. had 3,502,919 shares of common stock, par value $2.50 per share, issued and outstanding. Codorus Valley Bancorp, Inc.’s Articles of Incorporation authorize the Corporation to issue up to 10,000,000 shares of common stock, par value $2.50 per share. In addition to the common stock, Codorus Valley Bancorp, Inc. has 1,000,000 shares of preferred stock authorized, no shares of which are issued and outstanding. Each common share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Codorus Valley Bancorp, Inc.’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy or otherwise notified Codorus Valley Bancorp, Inc. that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum.

Required Vote

In the case of the election of directors, the candidates receiving the highest number of votes are elected. Thus, an abstention or broker non-vote has no effect with respect to the election of directors. All other matters to be voted upon by the shareholders require the affirmative vote of a majority of the votes cast at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Codorus Valley Bancorp, Inc.’s Articles of Incorporation or Bylaws. Thus, a majority of the votes cast is required to approve and adopt the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan (“ESPP”) and the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan (“LTIP”). Although abstentions and broker non-votes will be counted as shares that are present at the meeting, they will not be counted as votes cast on approval of either the ESPP or the LTIP. Therefore, an abstention or broker non-vote has no effect with respect to approval of the ESPP or the LTIP.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and executive management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ and Securities Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eight members. Under applicable NASDAQ and SEC standards for director independence, seven of our eight directors meet the standards for independence: Rodney L. Krebs, Chairman, D. Reed Anderson, Esquire, MacGregor S. Jones, William H. Simpson, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh.

Meetings and Committees of the Board of Directors

The Board of Directors of the Corporation has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable NASDAQ and SEC standards for independence of audit committee members and possess the requisite knowledge or experience under those standards to serve on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors on February 10, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link and then click on the “Audit Committee” link in the right-hand margin. The current members of the Audit Committee are Donald H. Warner, Chairman, D. Reed Anderson, Esquire, and William H.

Simpson. The Audit Committee met five times during 2006. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and appointing the Corporation’s independent registered public accountant. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

William H. Simpson has been designated by the Board as the Audit Committee financial expert. In designating Mr. Simpson as the Audit Committee financial expert, the Board considered his qualification in light of the rules of the SEC. Under the rules of the SEC, to qualify as a financial expert, the director must have these five attributes:

•	an understanding of generally accepted accounting principles;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•

experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that can reasonably be expected to be presented by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and the procedures for financial reporting; and

•	an understanding of audit committee functions.

These attributes may be acquired in one or more of four ways:

•

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

•	other relevant experience.

Compensation Committee. All members of the Compensation Committee are independent under applicable NASDAQ and SEC standards. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link and then click on the “Compensation Committee” link in the right-hand margin. The current members of the Compensation Committee are Rodney L. Krebs, Chairman,

D. Reed Anderson, Esquire, MacGregor S. Jones, William H. Simpson, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh. The Compensation Committee met eight times during 2006. The principal duties of the Compensation Committee include evaluating and approving compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries.

Corporate Governance and Nominating Committee. All members of the corporate Governance and Nominating Committee are independent under applicable NASDAQ and SEC standards. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link and then click on the “Corporate Governance” link in the right-hand margin. Members of the Corporate Governance and Nominating Committee are Rodney L. Krebs, Chairman, D. Reed Anderson, Esquire, William H. Simpson, MacGregor S. Jones, Dallas L. Smith, Donald H. Warner, and Michael L. Waugh. The Corporate Governance and Nominating Committee met twice during 2006. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation, and providing oversight in the evaluation of the Board and each committee.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members that demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possess unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to Corporate matters, including being prepared for and participating in all Board of Directors and committee meetings. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance, as well as meeting attendance records.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of executive management. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. The Chairman of the Corporate Governance and Nominating Committee determines how to approach director candidates.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ and SEC Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by NASDAQ, and the Committee will consider any conflicts of interest that might impair that independence.

The Corporate Governance and Nominating Committee will consider recommendations by Codorus Valley Bancorp, Inc. shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to:

Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

Submissions must include information regarding a candidate’s: citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

Under its current practices, there are no differences in how the Corporate Governance and Nominating Committee evaluates a nominee for director based on whether the nominee is recommended by the Committee or by a shareholder.

The Board of Directors

The Board of Directors of Codorus Valley Bancorp, Inc. met twenty-two times during 2006. There were twenty-eight meetings of the Board of Directors of PeoplesBank, A Codorus Valley Company, in 2006. All directors attended at least 75% of the meetings of the Boards of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of

Shareholders. All but one of our directors attended the 2006 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s meeting.

Communicating with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or other non-management directors individually or collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director)

c/o Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

Nomination of Directors

Article 10, Section 10.1 of Codorus Valley Bancorp, Inc.’s Bylaws requires that nominations be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder will be given an opportunity to cure any deficiency in accordance with the Bylaws. You may obtain a copy of the Corporation’s Bylaws by writing to Harry R. Swift, Esquire, Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. A copy of the Corporation’s current Bylaws has been filed with the Securities and Exchange Commission as Exhibit 3(ii) to Form 8-K filed October 14, 2005.

Submission of Shareholder Proposals

If a shareholder wants us to include a proposal in our Proxy Statement for presentation at our 2008 Annual Meeting of Shareholders, the proposal must be received by us c/o Harry R. Swift, Esq., Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than December 12, 2007. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

If a shareholder proposal is submitted to the Corporation after December 12, 2007, it is considered untimely; and, although the proposal may be considered at the annual meeting, it will not be included in the Corporation’s 2008 Proxy Statement. Written notice of shareholder proposals relating to the 2008 Annual Meeting, other than those intended for inclusion in the Corporation’s proxy statement, must be received at the Corporation’s principal executive offices no later than February 25, 2008.

PROPOSAL 1 – Election of Directors

Codorus Valley Bancorp, Inc.’s Bylaws provide that the Board of Directors consists of not less than five nor more than twenty-five persons. The Board of Directors is divided into three classes with directors elected to staggered three-year terms. Each class consists, as nearly as possible, of one-third of the directors. The Bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. There is a mandatory retirement provision in the Bylaws that provides for the retirement of directors at age 70.

The Board of Directors has fixed the number of directors at eight. There are three nominees for the Board of Directors for election at the 2007 Annual Meeting. The Board of Directors has nominated the following three persons for election to the Board of Directors, each for a three-year term:

Nominees for Class B Directors

For a Term of Three Years Until 2010

William H. Simpson

Donald H. Warner

Michael L. Waugh

Each of the nominees presently serves as a director.

In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

The Board of Directors recommends a vote

FOR

All three nominees listed below

William H. Simpson

Donald H. Warner

Michael L. Waugh

Information about Nominees and Continuing Directors

Information, as of February 28, 2007, concerning the three nominees to the Board of Directors and the five continuing directors, appears below.

Nominees – Class B – For a Term of Three Years until 2010

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Codorus Valley Bancorp, Inc. and Subsidiaries

William H. Simpson (65)	2006	Vice Chairman of Susquehanna Real Estate L.P. and previously served as President and Chief Executive Officer of Susquehanna Pfaltzgraff Co.

Donald H. Warner (68)	1990

President, Warners Motor Express, Inc. (moving and storage company); Vice President, Codorus Valley Bancorp, Inc., 1993-2002; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Michael L. Waugh (51)	2002	State Senator, 28th District of the Commonwealth of Pennsylvania; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Class A – Continuing Directors Until 2009

Rodney L. Krebs (66)	1988	President, Springfield Contractors, Inc. (a heavy equipment/earth moving firm); and Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Dallas L. Smith (61)	1986	President, Bruce V. Smith, Inc. (a retail furniture corporation); and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Class C – Continuing Directors Until 2008

D. Reed Anderson, Esquire (64)	1994	Attorney-at-Law, Stock and Leader; and Director of Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

MacGregor S. Jones (61)	1993	Retired Automobile Dealer; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

Larry J. Miller (55)	1986	President, Chief Executive Officer, Vice Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

SHARE OWNERSHIP

Principal Holders

The following table shows, to the best of our knowledge, those persons or entities who owned of record or beneficially, on December 31, 2006, more than 5% of the outstanding Codorus Valley Bancorp, Inc. common stock.

Beneficial ownership of Codorus Valley Bancorp, Inc. common stock was determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose of or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after March 1, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

PeoplesBank, A Codorus Valley Company Trust and Investment Services Division Codorus Valley Corporate Center 105 Leader Heights Road York, PA 17403	217,872(1)	6.2%

(1)105,701 shares of common stock beneficially owned by the Bank are held in its fiduciary capacity. The Bank has sole voting and dispositive power over these shares of common stock. 20,956 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises shared dispositive power and sole voting power. 90,432 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises shared voting power and shared dispositive power. 783 shares of common stock beneficially owned by the Bank are shares for which the Bank exercises shared voting power and sole dispositive power. The Bank, in its fiduciary capacity, intends to cast all shares under its control FOR the election of the nominees for Class B Director, FOR approval of the 2007 Codorus Valley Bancorp, Inc Employee Stock Purchase Plan and FOR approval of the 2007 Codorus Valley Bancorp, Inc Long-Term Incentive Plan.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of December 31, 2006, the amount and percentage of Codorus Valley Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive and all directors, nominees, and executive officers of the Corporation as a group.

Beneficial ownership of shares of Codorus Valley Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or who otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after March 1, 2007.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees, and executive officers is rounded to the nearest whole share. The percentage of all Codorus Valley Bancorp, Inc. common stock owned by each director, nominee, or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Nominees

D. Reed Anderson, Esquire	25,638(1)	—
MacGregor S. Jones	47,251(2)	1.35%
Rodney L. Krebs	45,052(3)	1.29%
Larry J. Miller	93,516(4)	2.67%
William H. Simpson	1,155	—
Dallas L. Smith	26,381(5)	—
Donald H. Warner	16,085(6)	—
Michael L. Waugh	126	—

Other Named Executives
Diane E. Hill, CPA	6,688(7)	—
Harry R. Swift, Esquire	6,737(8)	—
Jann Allen Weaver, CPA	12,381(9)	—
All Officers and Directors as a Group (11 persons)	281,010(10)	8.02%

(1)	Includes 7,024 shares held in Mr. Anderson’s 401(k) plan and non-qualified stock options of 17,210.
(2)	Includes 8,450 shares held in Mr. Jones’ IRA, 28,285 shares held jointly with his spouse, 3,177 shares held individually in his spouse’s IRA and non-qualified stock options of 6,206.
(3)	Includes 5,257 shares held in Mr. Krebs’ IRA, 11,186 shares held jointly with his spouse, 7,980 shares held in a family limited partnership and non-qualified stock options of 17,210.
(4)

Includes 12,674 shares held jointly with Mr. Miller’s spouse, 393 shares held jointly with his mother, 1,031 shares held jointly with his daughter, 1,031 shares held jointly with his son, 1,058 shares held in Mr. Miller’s IRA and incentive stock options of 75,835.

(5)	Includes 670 shares held in Mr. Smith’s spouse’s IRA and non-qualified stock options of 17,210.
(6)	Includes 646 shares held in Mr. Warner’s IRA, and non-qualified stock options of 14,657.
(7)	Includes 179 shares held jointly with Mrs. Hill’s spouse, and incentive stock options of 6,509.
(8)	Represents Mr. Swift’s incentive stock options of 6,737.
(9)	Includes 529 shares held jointly with Mr. Weaver’s spouse, and incentive stock options of 11,852.
(10)

Includes 52,451 shares reported in Schedule 13 G, as amended, of the Trust and Investment Services Division of PeoplesBank, A Codorus Valley Company (26,970 shares are held for the benefit of MacGregor S. Jones, 24,423 shares are held for the benefit of Rodney L. Krebs, and 1,058 shares held for the benefit of Larry J. Miller.) Also includes 11,627 shares held by Codorus Valley Financial Advisors, Inc., a financial subsidiary of the Bank, for the benefit of MacGregor S. Jones.

Executive Officers

The following table provides information, as of February 28, 2007, about the Corporation’s executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Codorus Valley Bancorp, Inc. and Subsidiaries

Larry J. Miller	55	President and Chief Executive Officer and Vice Chairman of the Board, Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

Harry R. Swift, Esquire	59	Vice President and Secretary, Codorus Valley Bancorp, Inc.; General Counsel, Executive Vice President and Cashier, PeoplesBank, a Codorus Valley Company

Jann Allen Weaver, CPA	57	Treasurer/Assistant Secretary, Codorus Valley Bancorp, Inc.; Executive Vice President and Chief Financial Officer, PeoplesBank, a Codorus Valley Company

Diane E. Hill, CPA	36	Vice President and Auditor, Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence with the Corporation’s executive compensation philosophy. This philosophy was formally adopted by the Committee and approved by the Board on February 13, 2007.

The Compensation Committee is charged with discharging the Board’s responsibilities relating to compensation of the Corporation’s executive officers. The Committee has overall responsibility for evaluating and approving officer compensation plans, policies, and programs for the Corporation. Specifically, the Committee establishes compensation for Named Executive Officers, reviews the Corporation’s compensation programs, and oversees the implementation of the Corporation’s equity and cash compensation plans.

This Compensation Discussion and Analysis provides general information concerning compensation for the Named Executive Officers of the Corporation (meaning, for the purposes of these disclosures, Mr. Miller, the Corporation’s Chief Executive Officer, Mr. Weaver, the Corporation’s Chief Financial Officer, and Mr. Swift, the Corporation’s Secretary and General Counsel) and its principal subsidiary, PeoplesBank, a Codorus Valley Company. (References to executives of the “Corporation” in this discussion and analysis include executives of the Corporation’s subsidiaries.)

Compensation Committee Oversight

The Compensation Committee reviews the operation and effectiveness of the executive compensation program on a continuous basis, discussing current regulatory issues, industry trends, and internal Corporation needs with respect to executive compensation.

The Committee may request information from management about the Corporation, the performance of the business and the executive compensation program to evaluate effectiveness and to recommend program modifications and changes for Board consideration. It may also recommend to the Board changes in the scope of its responsibilities beyond the positions currently designated as “executive” to include other critical positions in the Corporation. Although many compensation decisions are made in the first quarter of the fiscal year, the compensation planning process neither begins nor ends with any particular Committee meeting.

Role of Executive Officers in Compensation Decisions

Compensation Committee meetings typically have included not only the committee members, but also the chief executive officer and the director of human resources. For compensation decisions relating to executive officers other than the chief executive officer, the Committee considers recommendations from the chief executive officer and the director of human resources. The Committee can exercise discretion in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Corporation is committed to providing all of its executive officers, including the Named Executive Officers, with a comprehensive program of compensation and benefit opportunities consistent with the median level of prevailing practices among publicly-traded community banking and diversified financial services companies of the same or slightly larger asset size having similar market profiles and operating circumstances. The Committee used the results of compensation studies by Peter R. Johnson and Company and by Strategic Compensation Planning, Inc. to determine median practices. The Compensation Committee believes that this level of market competitiveness provides sufficient opportunity to attract, motivate, reward and retain the caliber of executive talent required to help the organization achieve its long-term strategic goals and objectives. In some instances, position values will be established based on compensation practices of larger institutions with which the Corporation competes for executive talent in its local and regional labor market. The Compensation Committee has the authority to retain and compensate advisors that it deems necessary to fulfill its duties.

The executive compensation program is intended to provide participating executives with an array of fixed and performance-based variable compensation and benefit provisions. The variable compensation features will include annual cash incentives to reward short-term performance and may include other incentives, in the forms of cash and/or equity grants, to recognize the longer-term performance of the Corporation. Short- and longer-term incentives are designed to focus executives’ efforts on the strategic goals and objectives of the business and to link executives’ financial rewards with the interests of the Corporation’s shareholders. The Corporation endorses the philosophy that executive compensation should reflect Corporation performance and the contribution of such officers to that performance. The executive compensation program is designed to support the Corporation’s core values and strategic objectives. Moreover, the compensation philosophy is intended to align the interests of management with those of the Corporation’s shareholders.

While fixed compensation features (salary, certain benefit provisions) are set at the median of industry practice, the variable incentive award opportunities allow executives to earn total compensation over time which is well above the median of industry norms (around the 75th percentile), when their individual and collective performances exceed established goals and objectives as outlined in the Corporation’s strategic plan or goals and objectives established for their positions.

Components of Executive Compensation

The Corporation’s executive compensation program has seven (7) components:

•

A base salary set at the median level of practices among similar organizations for positions of comparable scope and responsibility. Specific salary levels are established for each executive based on the position’s relative worth to the Corporation, the individual’s qualifications, experience in comparable positions, and recent actual performance. Changes in market value of the job are considered when determining annual salary increases, but increases are based primarily on the most recent performance of the individual.

•	Participation in the Corporation’s all-employee health and welfare benefits program under the same terms and conditions afforded all other employees.

•

An annual cash incentive award opportunity based on a combination of corporate, business unit/function, and individual performances measured against the Corporation’s strategic plan and/or other goals and objectives approved by the Board of Directors.

•

Longer-term incentive award opportunities, which may include intermediate-term incentive plans designed to reward executives with cash or equity based on the performance trend of the Corporation over a designated time period, i.e. 3-5 years, and traditional long-term incentives, usually in the form of equity compensation.

•

Perquisites are a smaller, less significant feature in the program, but, consistent with industry practices, they may include use of a company-provided vehicle, club memberships, financial planning services, executive medical plans or similar services or plans for some or all of the Corporation’s executive positions.

•

For designated executives, a formal employment contract defining the terms and conditions of the executive’s relationship with the Corporation and the rewards to be afforded the executive. In some instances, the executive will have a change of control severance agreement in lieu of a full employment contract.

•	For designated executives, participation in non-qualified benefit plans, such as the supplemental executive retirement plan and other supplemental insurances.

Assessing Industry Competitiveness

The types and levels of compensation provisions included in the Corporation’s executive compensation program are consistent with current features and programming trends among similar size and type organizations nationally and regionally, as defined by the Compensation Committee. The executive compensation study performed by Strategic Compensation Planning, Inc. assisted the Committee in assessing the Corporation’s competitiveness in the executive compensation area.

The Compensation Committee periodically reviews national and regional compensation practice survey reports for the community banking and diversified financial services companies with assets of approximately $500 million to $1 billion, representing institutions that are somewhat smaller and somewhat larger than the Corporation. This asset range will be modified from time to time as the Corporation’s circumstances change.

Setting Executive Compensation

The Committee views the components of executive compensation as related but distinct. Although the Committee reviews total compensation of its executive officers, the Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive analysis provided by the Committee’s external advisors consistent with its hiring and retention goals, its view of internal equity and consistency, overall Corporation performance and other considerations that the Committee deems relevant. To this end, the Committee reviews surveys of executive compensation information for the peer group financial service companies identified below (collectively the “Compensation Peer Group”) when making executive compensation decisions.

The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies which represent similar sizes and types of organizations. The companies currently comprising the Compensation Peer Group are:

American Bank Inc. AmeriServ Financial, Inc. DNB Financial Fidelity D & D Bancorp. First Chester County Leesport Financial Corp. Penns Wood Bancorp.	Penseco Financial Services QNB Corp. Union National Financial Corp. BCSB Bankcorp Tri-County Financial Corp. Centra Financial Holdings Premier Financial Bancorp

The Committee’s current intent is to perform at least annually a strategic review of its executive officers’ overall compensation packages to determine whether or not they compensate the executive officers relative to comparable officers in other Compensation Peer Group companies. The Compensation Committee’s most recent overall review occurred on January 23, 2007.

At the senior-most levels, the Committee designs the incentive compensation to reward company-wide performance through tying awards primarily to earnings growth. At lower levels, the Committee designs incentive compensation to reward the achievement of specific operational goals within areas under the control of the relevant employees although company-wide performance is also a factor.

The Compensation Committee has not adopted any formal policy or guidelines for allocating compensation between long-term and current compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Income from incentive compensation is realized as a result of the performance of the Corporation or the individual, depending on the type of award compared to established goals. Historically, and in 2006, the Committee has granted a majority of total compensation to Corporation executives in the form of base salary and cash bonuses. The Committee engaged in a thorough review of the Corporation’s executive compensation program during 2006. It engaged Strategic Compensation Planning, Inc., a well recognized consulting firm, to perform a study of the compensation of executive management at the Corporation and at comparable companies and for research, survey information and design expertise in reviewing the Corporation’s executive compensation program. Based on the results of this study, the committee plans, over time, to move toward a program that is balanced among cash, non-cash and incentive elements. While the Committee used the information provided by the Committee’s external advisors in setting cash compensation for 2007, other elements of compensation discussed in the study have not yet been implemented.

On February 13, 2007, the Compensation Committee adopted the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan (the “LTIP”) and on the same date, the Board directed that the LTIP be submitted to shareholders for approval upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting. If approved by the shareholders, the LTIP will permit stock awards to key employees designated by the Committee in 2007 and subsequent years. The LTIP is described beginning on page 42 and is attached as Appendix “B”.

Executive Compensation Components

For the fiscal year ended December 31, 2006, the compensation components for Named Executive Officers were:

•	base salary;

•	performance cash bonuses;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

For 2007, compensation components remain the same. As previously stated, the Committee’s intent is to move toward a compensation strategy which balances cash, non-cash, and incentive elements.

Base Salary

The Corporation provides Named Executive Officers and other employees with a base salary. Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. The Corporation wants to provide its executive management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data. With the exception of the Corporation’s Chief Executive Officer, base salary ranges are designed so that salary opportunities for a given position will be between 35% above or 35% below the midpoint of the base salary established for each position. The Chief Executive Officer’s base salary range is designed so that his salary opportunity will be between 37.5% above or 37.5% below the midpoint of the base salary established for his position.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided from time to time by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to the other executive officers; and

•	individual performance of the executive.

Specifically, in establishing base salaries for 2006, the Committee considered the following accomplishments:

•	the Corporation earned $4.6 million in 2005, an increase of 15% compared with 2004;

•	the Corporation achieved its 2005 earnings per share goal;

•	the Corporation’s assets grew almost 17% in 2005 compared with 2004;

•	the Corporation’s financial subsidiary, PeoplesBank, successfully opened two full service financial centers and materially remodeled two others in 2005;

•	the Bank continued to enhance its credit risk profile and overall asset quality remained strong;

•	executive management continued its commitment to enhance alternative sources of income; and

•	the Corporation’s relationship with its regulators remained strong.

For 2007, the Committee set base salaries for the Named Executive Officers as follows: Mr. Miller, $250,000, Mr. Swift, $184,000, and Mr. Weaver, $109,000. In establishing these base salaries, the Committee considered the following accomplishments:

•	the Corporation earned $5.3 million in 2006, an increase of 15% compared with 2005;

•	the Corporation achieved its earnings per share goal;

•	the Corporation assets grew 15% in 2006 compared with 2005;

•	the Bank continued to enhance its credit risk profile and overall asset quality remained strong;

•	executive management continued its commitment to enhance alternative sources of income; and

•	the Corporation’s relationship with its regulators remained strong.

Salary levels are typically considered annually as part of the Corporation’s performance review process, as well as upon promotion or other change in job responsibility.

Performance Cash Bonuses

The performance of the Corporation in fiscal year 2006 was assessed by the Committee following the year end. The Committee’s practice is to award cash bonuses based upon growth in net income. Based on the Corporation’s net income, the Committee established a cash bonus pool for all executives. The cash bonus pool was equal to 30% of the difference between the

Corporation’s net income for fiscal year 2006 and 90% of the Corporation’s budgeted net income. Applying this formula to the Corporation’s performance for fiscal year 2006 led to a cash bonus pool of $209,850. The division of the bonus pool among the Corporation’s executives was based on the discretion of the Committee taking into account such factors as:

•	the recommendations of the chief executive officer (except with respect to his bonus award) and the director of human resources;

•	the overall responsibility of the executive for the management of the Corporation; and

•	the executive’s contribution to the achievement of Corporation goals and objectives, financial and otherwise.

On February 13, 2007, the Committee adopted and the Board approved a formal Leadership Cash Incentive Plan (the “LCIP”) to be applied in calculating cash incentive bonuses for fiscal year 2007. This plan provides guidelines for the calculation of annual cash incentive compensation, subject to the Committee’s oversight and modification. The LCIP includes various incentive levels based on the participant’s accountability and impact on Corporation operations, with target awards that are established as a percentage of base salary. The targets range from 7.5% to 22.5% of the Incentive Pool for the Corporation’s Named Executive Officers.

The Committee established the following guidelines for performance bonuses for fiscal year 2007:

•	No participant may receive more than 35% of base salary through cash incentives or cash bonuses under all Corporation plans;

•	No payment will be made under the LCIP unless the Corporation achieves the minimum performance level which, for fiscal year 2007, was defined as 90% of budgeted net income; and

•	The Incentive Pool for fiscal year 2007 will be equal to 30% of the positive difference between the Corporation’s net income and 90% of budgeted net income.

Cash Bonus awards made to Named Executive Officers in 2006 are reflected in column (d) of the Summary Compensation Table on page 27.

Stock Incentive Plans

The Corporation maintains the 1996 and 2000 Stock Incentive Plans. The purpose of the Stock Incentive Plans is to advance the development, growth and financial condition of the Corporation. The plans provide incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain, and motivate personnel responsible for the operation and management of the Corporation.

The Committee strongly supports share ownership by its executives. The Committee believes that the ownership of shares of the Corporation’s stock by the management team properly aligns its financial interests with the interests of the Corporation’s stockholders. The Committee believes that the payment of this form of incentive helps to fulfill this goal.

The Plan provide for awards of qualified stock options and non-qualified stock options to officers and other employees. The Committee administers the 2000 Stock Incentive Plan and the full Board administers the 1996 Stock Incentive Plan. There are no shares available for award under the 1996 Stock Incentive Plan. Persons eligible to receive awards under the 2000 Stock Incentive Plan are those key officers and other management employees of the Corporation as determined by the Committee.

The Corporation made no awards to Named Executive Officers under the 2000 Stock Incentive Plan for 2006. The decision to refrain from making awards was based in part on the tax considerations described on page 26 under the heading, “Accounting for Stock-Based Compensation”. On December 31, 2006, there were 37,082 shares available for future issuance under the 2000 Stock Incentive Plan. While there were no awards to Named Executive Officers in 2006, in the past, the proximity of any awards to earnings announcements or other market events was coincidental.

Employee Stock Bonus Plan

In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2006, 13,037 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares of stock were issued to Named Executive Officers under the Employee Stock Bonus Plan during 2006.

401(k) Retirement Plan

The Bank maintains and sponsors a defined contribution 401(k) savings and investment plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986 and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

Each Bank employee who attains the age of 21, successfully completes any probationary period(s), and if a part time employee completes 1,000 hours of service per year, may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, commissions, or other direct remuneration to the 401(k) plan. Generally, eligible employees may not contribute more than 50% of their compensation. In 2006, the Bank matched 50% of the first 6% of the employee’s contributions. The Bank’s contributions to the 401(k) plan for each participant vest after three years of service. The employee’s contributions to the 401(k) plan vest immediately.

Perquisites and Other Personal Benefits

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Corporation’s Chief Executive Officer and General Counsel are provided the use of Corporate automobiles. In addition the Corporation’s Chief Executive Officer is provided with membership in the Outdoor Country Club of York County. The Committee wants to encourage the Chief Executive Officer to belong to a golf or social club so that he has an appropriate entertainment forum for customers and appropriate interaction with the business community.

Each Named Executive Officer and certain other members of senior management are entitled to receive a cash payment upon the executive’s death through the Corporation’s Officer’s Group Term Replacement Plan. Payments are funded through insurance policies. The Plan provides for a payment at death equal to three times the Named Executive Officer’s base annual salary. Such Plans are a common and expected form of executive benefit in the financial services industry. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the executive management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the executives’ families in the case of death.

Senior management also participates in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, and discounts on the Corporation’s products and services. In certain limited situations relocation benefits are reimbursed, but are individually negotiated when they occur.

Attributed costs of the perquisites described above for each Named Executive Officer for the fiscal year ended December 31, 2006, were less than $10,000 for each such Named Executive Officer.

Employment Agreement

In 1993, the Corporation and Mr. Miller entered into an employment agreement. On December 27, 2005, a new agreement was entered into for a term of three years, which term renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and Bank provide written notice to Mr. Miller of non-renewal. The agreement specifies Mr. Miller’s positions and duties, compensation and benefits, and indemnification and termination provisions. The agreement also contains a non-competition provision and a confidentiality provision.

The non-competition provision contained in Mr. Miller’s employment contract prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Under the terms of his employment agreement, Mr. Miller serves as the President and Chief Executive Officer of the Corporation and of the Bank and as a member of the Boards of

Directors of the Corporation and of the Bank. Pursuant to his employment agreement, Mr. Miller was entitled to an annual direct salary of $230,000 in 2006. This salary was increased to $250,000 in 2007 and may be increased in subsequent years as the Boards of Directors of the Corporation and the Bank deem appropriate. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or their committees. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, to use a vehicle provided by the Bank, and for reimbursement for country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause”, then he is entitled to the full annual direct salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties, engaging in misconduct injurious to the Corporation or the Bank, violation of certain terms of the employment agreement, dishonesty or gross negligence in the performance of his duties, violation of banking laws and regulations, failure to win election or to serve on the Board of Directors of the Corporation or moral turpitude which brings public discredit to the Corporation or the Bank. If Mr. Miller’s employment is terminated by the Corporation or the Bank other than pursuant to death, disability or “for cause”, then he is entitled to his full annual direct salary from the date of termination through the last day of the term of the agreement, or an amount equal to his current annual direct salary, whichever is greater and a continuation of employee benefits for one year. If Mr. Miller terminates his employment for “good reason”, then he is entitled to an amount equal to his direct annual salary and a continuation of employee benefits for one year. If Mr. Miller’s employment is terminated as a result of a change in control of the Corporation and the Bank, he is entitled to receive a lump sum payment equal to three times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment and will continue his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate for a period of three years.

In the event the amounts and benefits payable under the agreement as a result of change of control when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank are such that they become subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax.

An employment agreement provides the Corporation with a reasonable expectation of an executive’s continued dedication and loyalty to the Corporation. Additionally, the Committee believes that the Corporation should provide reasonable severance benefits to its Chief Executive Officer. These severance arrangements are intended to provide the Chief Executive Officer with a sense of security in making the commitment to dedicate his or her professional career to the success of the Corporation. These severance benefits should reflect the fact that it may be difficult for the Chief Executive Officer to find comparable employment within a short period of time.

Information regarding applicable payments under the employment agreement for Mr. Miller is provided in the chart describing payments to Mr. Miller in the case of termination of employment or change of control on page 33.

Long-Term Nursing Care Agreement

On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller. The agreement provides that the Corporation will pay the premiums on a long term nursing care insurance policy for Mr. Miller and his spouse. The policy was purchased on May 27, 2003. Pursuant to the Agreement, upon a change in control, the Corporation will accelerate the ten-year annual premiums due on the policy.

The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he received from the Corporation.

Change of Control Agreements

On October 1, 1997, the Corporation, the Bank, and Harry R. Swift, Esquire, Secretary and Vice President of the Corporation and General Counsel, Executive Vice President, and Cashier of the Bank, entered into a change of control agreement that provides certain benefits to Mr. Swift in the event of a change of control of the Corporation or the Bank or other specified events. On December 27, 2005, a new agreement was executed. The agreement provides that upon termination of his employment in connection with a change of control, Mr. Swift’s compensation will continue for two and one-half years; and he will continue, during that time period, his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. Compensation is the sum of the current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment. In addition, Mr. Swift may elect to receive the present value of the amount payable under the agreement in a lump sum payment. In the event the amounts and benefits payable under the agreement when added to all other benefits and amounts which may become payable to Mr. Swift by the Corporation and/or the Bank are such that they become subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Swift is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax.

On October 1, 1997, the Corporation, the Bank, and Jann Allen Weaver, CPA, Treasurer/Assistant Secretary of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, entered into a change of control agreement that provides certain benefits to Mr. Weaver in the event of a change of control of the Corporation or the Bank or other specified event. On December 27, 2005, a new agreement was executed. The agreement provides that upon termination of his employment in connection with a change of control Mr. Weaver’s compensation will be continued for one year, and he will continue, during that time period, his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. Compensation is the sum of the current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment. In addition, Mr. Weaver may elect to receive the present value of the amount payable under the agreement in a lump sum payment.

The Named Executive Officers and other employees have built the Corporation into the successful enterprise that it is today, and the Committee believes that it is important to protect them in the event of a change in control. Further, it is the Committee’s belief that the interests of stockholders will be best served if the interests of the senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders. Relative to the overall value of the Corporation, these potential change in control benefits are relatively minor.

Supplemental Executive Retirement Plans

On October 1, 1998, the Bank entered into salary continuation agreements with Larry J. Miller, Harry R. Swift, Esquire, and Jann Allen Weaver, CPA, which were subsequently amended on December 27, 2005. These agreements provide for certain payments to these named executives following the executive’s normal retirement date and continuing for 240 months for Mr. Miller and for 180 months for Messrs. Swift and Weaver. The agreements contain provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreements also contain non-competition provisions.

The non-competition provision contained in Mr. Miller’s plan prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of three years following his termination of employment for any reason other than a change of control.

The non-competition provision contained in Mr. Swift’s plan prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of three years following his termination of employment for any reason other than a change of control. The provision permits Mr. Swift to engage in the private practice of law following termination.

The non-competition provision contained in Mr. Weaver’s plan prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within twenty-five miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Payments due under the plans vest gradually over a period of time. Thus, the plans serve to encourage longevity. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement life style commensurate with that they experienced during their professional careers.

Officer Group Term Replacement Plans

In 1998, the Bank provided group term life insurance replacement plans for specific executive officers, including the Named Executive Officers. These plans are the funding vehicle for payments to the executives upon certain specified events. The specified events include a change of control and the executive’s normal retirement. (In addition, the Bank provided a director approved group term life insurance replacement plan for the benefit of the Corporation’s directors. This plan provides for payments to accrue to the directors following termination of their service as a member of the Board of Directors. These supplemental retirement plans replaced, in part, other insurance coverages.)

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows the deductibility of any compensation over $1 million per year paid to the Chief Executive Officer and the other four most highly compensated executive officers, unless certain criteria are satisfied. No executive officer of the Corporation received compensation in excess of such amount.

Accounting for Stock-Based Compensation

Historically, the primary form of equity compensation that the Corporation awarded consisted of non-qualified stock options. The Corporation selected this form because of the favorable accounting and tax treatments and the expectation by employees in the Corporation’s industry that they would receive stock options. However, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, the Corporation is currently assessing the desirability of granting shares of restricted stock to employees, particularly members of senior management. Restricted stock would provide an equally motivating form of incentive compensation while permitting the Corporation to issue fewer shares, thereby reducing potential dilution.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Rodney L. Krebs, Chairman

D. Reed Anderson, Esquire

MacGregor S. Jones

William H. Simpson

Dallas L. Smith

Donald H. Warner

Michael L. Waugh

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2006. The Corporation has entered into an employment agreement with its Chief Executive Officer which is described on page 22.

Payments characterized as “Bonus” payments for fiscal year ended December 31, 2006 were determined by the Committee at its January 23, 2007 meeting based on 2006 Corporation performance and were paid out on February 1, 2007. There were no Stock Awards, Non-Equity Incentive Plan Compensation, or Deferred Compensation Earnings paid or earned in the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (2), (3) (4), (5)	Total ($)
Larry J. Miller, Vice Chairman, President and Chief Executive Officer	2006	230,000	37,185	—	50,376	—	88,224	31,973	437,758
Harry R. Swift, Esquire, Executive Vice President, General Counsel, Cashier	2006	178,000	25,014	—	—	—	49,331	8,132	260,477
Jann A. Weaver, CPA, Executive Vice President and Chief Financial Officer	2006	104,000	18,005	—	—	—	28,379	7,446	157,830
(1)

The amount in column (f) reflects the amount recognized for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2000 Stock Incentive Plan and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 12 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2006, included in the Corporation’s Annual Report filed on Form 10-K filed with the SEC on or around March 19, 2007.

(2)	The amounts reflected in column (i) reflect for each Named Executive Officer:

•

matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401 (k) Retirement Plan which is more fully described on page 21 under the heading “401k Retirement Plan” (Mr. Miller, $6,600; Mr. Swift, $4,929; Mr. Weaver, $3,120);

•	the incremental cost attributable to certain tax benefits provided pursuant to an Officer Group Term Replacement Plan which provides each Named Executive Officer and other members of executive management with a death benefit equal to three times annual base salary (Mr. Miller, $2,410; Mr. Swift, $1,876 and Mr. Weaver, $976); and

•

an incremental cost to the annual expenses of the Change of Control and Supplemental Retirement Trust established for the benefit of the Named Executive Officers and other members of executive management at the Hershey Trust Company (Mr. Miller, $300; Mr. Swift, $200; and Mr. Weaver, $200).

•	imputed cost of life insurance (Mr. Miller, $1,083; Mr. Swift, $1,127; and Mr. Weaver, $574).

(3)	In addition to the items noted in footnote (2) above, the amount in column (i) reflects:

•	the cost of long-term health care insurance for Mr. Miller ($16,675), which is described on page 24 under the heading “Long-Term Nursing Care Agreement”;

•	well-day payments to Mr. Miller ($4,423) and Mr. Weaver ($2,000) under the Corporation’s well-day program; and

•	Supplemental disability insurance premiums for Mr. Miller ($481) and Mr. Weaver ($576).

(4)	The amount attributable to perquisites for 2006 for each Named Executive Officer is less than $10,000.

(5)

The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of named executives who receive such benefits. Each such named executive is responsible for paying income tax on such amount.

(6)	Reflects change from December 31, 2005 to December 31, 2006, in the present value of future benefits under a Supplemental Executive Retirement Plan (SERP).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Larry J. Miller	45,608 6,204 4,431 10,721 3,010	8,566 (3) 16,538 (4)		$11.5109 $12.6505 $11.8867 $10.9133 $17.0608 $16.8708	10/28/2007 11/24/2008 12/28/2009 12/11/2011 06/22/2014 06/14/2015
Harry R. Swift	2,217 2,315 2,205			$11.8867 $17.0608 $16.8708	12/28/2009 06/22/2014 06/14/2015
Jann A. Weaver	3,104 2,217 2,011 2,315 2,205			$12.1670 $11.8867 $10.9133 $17.0608 $16.8708	12/22/2008 12/28/2009 12/11/2011 06/22/2014 06/14/2015

(1)	Includes shares issued under Codorus Valley Bancorp, Inc.’s 1996 Stock Incentive Plan and 2000 Stock Incentive Plan.

(2)	As adjusted for stock dividends distributed through December 31, 2006.

(3)	Options for 5,861 shares vest 01/01/2007. Options for 2,705 shares vest 01/02/2008.

(4)

Options for 2,374 shares vest 01/01/2008. Options for 4,410 shares vest 01/01/2009. Options for 4,411 shares vest 01/01/2010. Options for 4,401 shares vest 01/01/2011. Options for 933 shares vest 01/02/2012.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry J. Miller	15,507 (1), (2)	$168,623	None	None

(1)	Adjusted for all stock dividends distributed through the date of exercise.

(2)	Reflects the exercise of options issued under Codorus Valley Bancorp, Inc.’s 1996 Stock Incentive Plan.

PENSION BENEFITS TABLE

	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry J. Miller	Supplemental Executive Retirement Plan	8 years, 3 months	$515,142 (2)	None
Harry R. Swift	Supplemental Executive Retirement Plan	8 years, 3 months	$270,337 (3)	None
Jann A. Weaver	Supplemental Executive Retirement Plan	8 years, 3 months	$158,527 (4)	None

(1)	The terms and provisions of the Supplemental Executive Retirement Plans are described on page 25.

(2)	The SERP provides a benefit to Mr. Miller at normal retirement at age 60 in the amount of $100,000 per year payable each month for 240 months.

(3)	The SERP provides a benefit to Mr. Swift at normal retirement at age 65 in the amount of $75,000 per year payable each month for 180 months.

(4)	SERP provides a benefit to Mr. Weaver at normal retirement at age 65 in the amount of $55,000 per year payable each month for 180 months.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each Named Executive Officer of the Corporation in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive are shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Corporation.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	unused vacation pay; and

•	amounts accrued and/or vested through the Corporation’s Supplemental Executive Retirement Plan.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, in addition to the items identified above:

•	he will continue to vest in all outstanding options and retain such options for the remainder of the outstanding ten-year term; and

•	he will continue to receive life insurance benefits until his death.

Payments Made Upon Death and Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under the Corporation’s disability plans or payments under the Corporation’s life insurance plans, as appropriate.

Payments Made Upon Change of Control

The Corporation has entered into contracts containing change of control severance agreements with each Named Executive Officer. Pursuant to these agreements, if an executive’s employment is terminated following a change of control (other than termination by the Corporation for cause or by reason of death or disability):

•	The Named Executive Officer will receive

o

a lump sum severance payment based on a multiple of the sum of the executive’s base salary and the highest annual bonus earned by the executive pursuant to incentive compensation plans maintained by the Corporation in any of the three prior fiscal years; and

o	for Messrs. Miller and Swift, an amount equal to the excise tax charged to the Named Executive Officer as a result of the receipt of any change-of-control payments.

•	All stock options held by the executive will automatically vest and become exercisable.

•	For Mr. Miller, the Long-Term Nursing Care Agreement will vest.

•	The Supplemental Executive Retirement Plan will be fully vested.

Generally, pursuant to the agreements, a change of control is deemed to occur:

•	if any person acquires 25% or more of the Corporation’s voting securities (other than securities acquired directly from the Corporation or its affiliates);

•	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances;

•

upon the consummation of a merger of the Corporation or any subsidiary of the Corporation other than (a) a merger which would result in the voting securities of the Corporation outstanding immediately prior to the merger continuing to represent at least 60% of the voting power of the securities of the Corporation outstanding immediately after such merger, or (b) a merger effected to implement a recapitalization of the Corporation in which no person is or becomes the beneficial owner of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then-outstanding securities; or

•

upon the liquidation or sale of the Corporation’s assets, other than a sale or disposition by the Corporation of the Corporation’s assets to an entity of which at least 60% of the voting power is owned by stockholders of the Corporation.

Larry J. Miller

The following table shows the estimated potential payments upon termination or a change of control of the Corporation for Larry J. Miller, the Corporation’s President and Chief Executive Officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Executive Benefits and Payments Upon Separation	Voluntary Termination	Normal Retirement (1)	Termination Without Cause	Termination For Cause	Termination Following A Change of Control For Good Reason and/or Without Cause	Disability	Death

Compensation:

Cash Severance (Lump Sum)	$230,000	$—	$230,000	$—	$801,555	$—	$—
Stock Options (2)	$—	$—	$—	$—	$84,459	$—	$—
Excise Tax and Gross-Up (3)	$—	$—	$—	$—	$469,196	$—	$—

Benefits and Perquisites:

Salary Continuation Plan (4)	$1,470,660	$2,000,000	$1,470,660	$—	$2,019,800	$1,027,280	$2,000,000
Health Plans (5)	$9,159	$228,975	$9,159	$—	$27,477	$—	$—
Disability Plans (6)	$687	$—	$687	$—	$2,061	$745,000	$—
Life Insurance (7)	$—	$—	$—	$—	$—	$—	$690,000
Long-Term Nursing Care (8)	$16,675	$—	$16,675	$—	$100,051	$—	$—
Other (9)	$15,012	$—	$15,012	$—	$45,036	$—	$—

Total:	$1,742,193	$2,228,975	$1,742,193	$—	$3,549,635	$1,772,280	$2,690,000

(1)	Normal retirement for Mr. Miller’s Salary Continuation Plan is age 60.
(2)	Represents the value attributable to accelerated vesting of stock options.
(3)	Represents an additional lump sum payment to be made under Mr. Miller’s employment agreement for excise taxes. See page 23 for 280G excise tax discussion.
(4)	Amount shown will be distributed in 240 equal monthly installments. Column (h) also reflects the payment of three years of company 401(k) matches, estimated at $19,800.
(5)

Reflects Mr. Miller’s premium payments, which would be made by the Company for a period of 12 months following the events shown in columns (b) and (d), and 36 months following the event shown in column (f). Column (c) reflects the premium payments for Mr. Miller and his spouse until death. An acturial projection of age 81 was used for this purpose.

(6)

Reflects Mr. Miller’s long-term disability benefit of $5,000 per month until age 65 (which, as of December 31, 2006, would have been equal to 126 months). Also includes Mr. Miller’s short-term disability benefit of $115,000 for the first 6 months of disability. Column (f) reflects three years’ annual premium payments which will be paid in 36 equal monthly installments.

(7)	Reflects the proceeds payable to Mr. Miller’s beneficiaries upon his death.
(8)

Reflects the premium payments to be paid on behalf of Mr. Miller by the Company. Column (d) amount will be distributed in 3 annual payments. Column (f) amount would be distributed in a lump sum. Column (b) would be a one time annual payment.

(9)

Reflects $13,318 for automobile cost to the company and $1,694 for Country Club membership dues for 1 year, with respect to Columns (b) and (d), and for 3 years, with respect to Column (f), respectively. Column (f) amount will be distributed in 36 equal monthly payments and Column (b) and (d) amounts will be distributed in 12 monthly payments.

Harry R. Swift

The following table shows the estimated potential payments upon termination or a change of control of the Corporation for Harry R. Swift, the Corporation’s Executive Vice President and General Counsel.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Executive Benefits and Payments Upon Separation	Voluntary Termination	Normal Retirement (1)	Termination Without Cause	Termination For Cause	Termination Following A Change of Control For Good Reason and/or Without Cause	Disability	Death

Compensation:

Cash Severance (Lump Sum)	$—	$—	$—	$—	$507,535	$—
Stock Options	$—	$—	$—	$—	$—	$—
Excise Tax and Gross-Up (2)	$—	$—	$—	$—	$262,199	$—

Benefits and Perquisites:

Salary Continuation Plan (3)	$745,350	$1,125,000	$745,350	$—	$1,137,323	$461,955	$1,125,000
Health Plans (4)	$—		$—	$—	$22,898	$—	$—
Disability Plans (5)	$—	$—	$—	$—	$672	$509,000	$—
Life Insurance (6)	$—	$—	$—	$—	$—	$—	$534,000
Other (7)	$—	$—	$—	$—	$19,310	$—	$—

Total:	$745,350	$1,125,000	$745,350	$—	$1,949,937	$970,955	$1,659,000

(1)	Normal retirement for Mr. Swift’s Salary Continuation Plan is age 65.
(2)	Represents an additional lump sum payment to be made under Mr. Swift’s employment agreement for excise taxes. See page 24 for 280G excise tax discussion.
(3)	Amount shown will be distributed in 180 equal monthly installments. Column (h) also reflects the payment of 2 1/2 years of Company 401(k) matches, estimated at $12,323.
(4)	Reflects Mr. Swift’s premium payments, which would be made by the Company for 30 equal monthly payments.
(5)

Reflects Mr. Swift’s long-term disability benefit of $5,000 per month until age 65 which, as of December 31, 2006, would have been equal to 84 months. Also includes Mr. Swift’s short-term disability benefit of $89,000 for the first 6 months of disability. Column (f) amount represents the annual premium payment, which will be paid in 30 equal monthly installments.

(6)	Reflects the proceeds payable to Mr. Swift’s beneficiaries upon his death.
(7)	Represents automobile cost to the company which will be expensed over a 30 month period.

Jann A. Weaver

The following table shows the estimated potential payments upon termination or a change of control of the Corporation for Jann A.Weaver, the Corporation’s Executive Vice President and Chief Financial Officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Executive Benefits and Payments Upon Separation	Voluntary Termination	Normal Retirement (1)	Termination Without Cause	Termination For Cause	Termination Following A Change of Control For Good Reason and/or Without Cause	Disability	Death

Compensation:

Cash Severance	$—	$—	$—	$—	$122,005	$—
Stock Options	$—	$—	$—	$—	$—	$—
Excise Tax and Gross-Up	$—	$—	$—	$—	$—	$—

Benefits and Perquisites:

Salary Continuation Plan (2)	$511,770	$825,000	$511,770	$—	$561,690	$270,420	$825,000
Health Plans (3)	$—		$—	$—	$11,340	$—	$—
Disability Plans (4)	$—	$—	$—	$—	$778	$592,000	$—
Life Insurance (5)	$—	$—	$—	$—	$—	$—	$312,000

Total:	$511,770	$825,000	$511,770	$—	$573,808	$862,420	$1,137,000

(1)	Normal retirement for Mr. Weaver’s Salary Continuation Plan is age 65.
(2)	Amount shown will be distributed in 180 equal monthly payments. Column (h) also reflects the payment of 1 year of Company 401(k) match, estimated at $3,120.
(3)	Reflects Mr. Weaver’s premium payment, which would be made by the Company in 12 equal monthly installments.
(4)

Reflects Mr. Weaver’s long-term disability benefit of $5,000 per month until age 65 (which, as of December 31, 2006, would have been equal to 108 months). Also includes Mr. Weaver’s short-term disability benefit of $52,000 for the first 6 months of disability. Column (f) amount represents the annual premium payment, which will be paid in 12 equal monthly installments.

(5)	Reflects the proceeds payable to Mr. Weaver’s beneficiaries upon his death.

Director Compensation

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2006, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $800;

•	directors’ fees of $450 for each regular or special meeting attended; and

•	committee meeting fees paid at the rate of $150 per hour.

The Bank’s Chairman of the Board received a monthly retainer of $900 in 2006. In addition, each director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $2,107 in 2006. In the aggregate, the Bank paid $160,317 to the Board of Directors in 2006.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

Independent Directors’ Stock Option Plan

The Corporation maintains the Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan. The Corporation’s shareholders approved the plan at the 1998 annual meeting and the Board of Directors originally reserved 100,000 shares, or 135,823 shares as of December 31, 2006 as adjusted for stock dividends, for issuance under the plan. The purposes of the plan are to advance the Corporation’s and the Bank’s development, growth and financial condition by providing additional incentives to non-employee members of the Corporation’s Board of Directors by encouraging them to acquire stock ownership in the Corporation and to secure, retain and motivate non-employee directors.

Directors who are not employees of the Corporation or its subsidiaries are eligible to receive awards under the plan. Pursuant to the terms of the plan, each non-employee director who attended at least 75% of the total number of Board of Directors and committee meetings during the previous fiscal year is granted non-qualified stock options at each annual reorganization meeting of the Corporation. The first award under the plan was made at the 1998 organization meeting. The purchase price of common stock subject to each stock option granted is the fair market value at the time of grant. The recipient may exercise these stock options for ten years from the grant date. In prior periods, the Corporation granted all 135,823 stock options available for issuance under this plan, as adjusted for applicable stock dividends and/or stock splits. This aggregate amount includes stock options that may have been cancelled and/or exercised in those prior periods. Accordingly, there were no grants of stock options to non-employee directors for the fiscal year ended December 31, 2006.

On February 13, 2007, the Compensation Committee adopted the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan (the “LTIP”) and on the same date, the Board directed that the LTIP be submitted to shareholders for approval upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting. If approved by the shareholders, the LTIP will permit awards of non-qualified stock options to non-employee directors in 2007 and subsequent years. The LTIP is described on beginning on page 42 and is attached as Appendix ‘B’.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2006.

Name (1)	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
D. Reed Anderson, Esq.	24,300	-0-	-0-	-0-	-0-	321	24,621
MacGregor S. Jones	23,550	-0-	-0-	-0-	-0-	243	23,793
Rodney L. Krebs	22,050	-0-	-0-	-0-	-0-	399	22,449
William H. Simpson (2)	9,750	-0-	-0-	-0-	-0-	-0-	9,750
Dallas L. Smith	23,020	-0-	-0-	-0-	-0-	243	23,263
Donald H. Warner	21,190	-0-	-0-	-0-	-0-	494	21,684
Michael L. Waugh	22,500	-0-	-0-	-0-	-0-	252	22,752
M. Carol Druck (3)	11,850	-0-	-0-	-0-	-0-	155	12,005

(1)

The Corporation’s President and CEO, Larry J. Miller is not disclosed in this table because he is an employee director and does not receive separate compensation as a director of the Corporation. Mr. Miller’s compensation is described and disclosed in the Executive Compensation section of this proxy.

(2)	Mr. Simpson became a director on July 25, 2006.
(3)	Mrs. Druck resigned for purposes of retirement as a director effective June 27, 2006.
(4)	Imputed cost of life insurance for non-employee directors for a life insurance benefit of $100,000 for each director.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee reviews and determines compensation arrangements for the Corporation’s Chief Executive Officer and its other executive officers and administers the

Corporation’s equity compensation plans. All members of the Compensation Committee are independent directors.

No member of the Compensation Committee (other than Rodney L. Krebs, who is Chairman of the Boards of the Corporation and the Bank) during fiscal year 2006 was an officer or employee of the Corporation or any of its subsidiaries or was formerly an officer of the Corporation or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Corporation under the proxy rules promulgated under the Exchange Act.

Related Person Transactions

Some of Codorus Valley Bancorp, Inc.’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Codorus Valley Bancorp, Inc.’s subsidiary Bank during 2006. All loans and loan commitments made to them and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2006, was approximately $4,662,000, which did not include unfunded commitments of approximately $778,000. The Bank anticipates that it will enter into similar transactions in the future.

Related person transactions are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in the review and vote.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accountants.

The Audit Committee met privately at its regular meetings with both the independent registered public accountants and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed and the Board approved Beard Miller Company LLP as the independent registered public accountants for the Corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Beard Miller Company LLP, the Corporation’s independent registered public accountants, the Corporation’s audited financial statements and met separately with both management and Beard Miller Company LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company LLP has confirmed to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Beard Miller Company LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with Beard Miller Company LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored certified public accountant independence and reviewed audit and non-audit services performed by Beard Miller Company LLP.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Donald H. Warner, Chairman

D. Reed Anderson, Esquire

William H. Simpson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Beard Miller Company LLP as independent registered public accountants for the examination of its financial statements for the fiscal year ending December 31, 2007. Beard Miller Company LLP served as the Corporation’s independent certified public accountants for the year ended December 31, 2006.

We expect a representative of Beard Miller Company LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Aggregate fees billed to Codorus Valley Bancorp, Inc. by Beard Miller Company LLP for services rendered are presented below:

	Year Ended December 31,

	2006	2005

Audit Fees	$70,504	$66,224
Audit Related Fees	572	1,845
Tax Fees	7,874	6,975
All Other Fees	0	0

Total Fees	$78,950	$75,044

Audit fees include services for the audit of the consolidated financial statements and review of the quarterly financial statements included in the form 10-Qs and the annual form 10-K. Audit related fees for 2006 include services rendered in connection with a potential acquisition which was not pursued and Sarbanes Oxley internal controls implementation. Audit related fees for 2005 relate to assistance with a response to an SEC comment letter and assistance with a potential naming rights purchase. Tax fees for 2006 include the preparation of state and federal returns and assistance with Section 179 depreciation and state apportionment issues. The tax fees for 2005 include the preparation of state and federal returns and assistance with IRS tax notices and Maryland payroll taxes.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountants. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case by case basis. The Audit Committee approved all fees, including tax fees, during 2006 and 2005.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Beard Miller Company LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Codorus Valley Bancorp, Inc.’s directors, executive officers and shareholders who beneficially own more than 10% of Codorus Valley Bancorp, Inc.’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Codorus Valley Bancorp, Inc. with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2006.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Codorus Valley Bancorp, Inc.’s Annual Report or Form 10-K for the year ended December 31, 2006, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com, click the Investor Relations link, and then click on the SEC Filings link in the right-hand margin.

PROPOSAL 2 –

Approval of 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan

Summary and Vote Required

You are being asked to approve the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan (the “ESPP”). On February 13, 2007, the Compensation Committee adopted the ESPP and on the same date, the Board directed that the ESPP be submitted to shareholders for approval upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting.

The following is a summary of the ESPP. The full text of the ESPP is attached to this proxy statement as Appendix “A”. Appendix “A” is an integral part of this proxy statement and we urge you to read it in its entirety. The material terms of the ESPP are as follows:

Eligibility.   Any employee of the Corporation, or of any of its subsidiaries, except employees whose customary employment is less than 20 hours per week (part-time employees) and employees whose customary employment is for not more than five months in any calendar year (seasonal employees) is eligible to participate in the ESPP.

Purchase of Shares through ESPP.   A Participant may purchase shares through the ESPP by payroll deduction. An amount established by the participant will be deducted from the participant’s pay for a six-month period. This amount will be accumulated for the benefit of the participant and used to purchase Corporation stock at the end of that period.

Purchase Price for Shares Purchased through the ESPP.   The purchase price for each share purchased by a participant through the ESPP is eighty-five percent (85%) of the share’s fair market value. For purposes of the ESPP, the share’s fair market value is the lesser of the closing bid price as reported on the stock exchange on which the shares are traded at the beginning of the six-month term or the closing bid price as reported on the stock exchange on which the shares are traded on the last day of the six-month term.

Limitations Applicable to ESPP.   The ESPP has a five (5) year term and provides for ten (10) six-month offerings. The first offering is intended to commence July 1, 2007 and end December 31, 2007. The maximum number of shares to be offered under the ESPP is 175,000 subject to future adjustment for stock splits and stock dividends. No participant may purchase more than 250 shares during any single offering. No employee is allowed to purchase shares under all employee stock purchase plans at a rate which exceeds $25,000 of fair market value of such shares for each calendar year.

Federal Income Tax Implications. In accordance with Section 423 of the Internal Revenue Code, if the stock is transferred to an individual under an ESPP and if applicable holding periods are satisfied (two years from the date the ESPP offering begins and one year from the date the employee acquires the shares), no deduction of the wage expense for tax purposes is allowable. However, if the holding period requirements are not satisfied, the Corporation recognizes compensation expenses (for tax purposes only) equal to the employee’s compensation income at the time the stock is transferred.

In accordance with the Internal Revenue Code, payroll deductions for ESPP shares are after-tax deductions. When the stock is transferred, the employee recognizes ordinary income for the lesser of (a) the fair market value of the shares at the time of the transfer less the amount the employee paid for the shares or (b) the fair market value of the shares at the time the employee purchased the shares less the amount the employee paid for the shares. The balance of any gain is treated under the rules controlling the sale or other disposition of a capital gain asset.

The Board of Directors recommends a vote

FOR

The proposal to approve the 2007 Codorus Valley Bancorp

Employee Stock Purchase Plan

PROPOSAL 3 –

Approval of 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan

Summary and Vote Required

You are being asked to approve the 2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan (the “LTIP”). On February 13, 2007, the Compensation Committee adopted the LTIP and on the same date, the Board directed that the LTIP be submitted to shareholders for approval upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting.

Important facts about the LTIP:

•	The number of shares of the Corporation’s common stock that can be issued under the LTIP is 175,000 subject to future adjustment for stock splits and stock dividends;

•

The LTIP provides for many forms of equity awards including incentive stock options, non-statutory stock options, performance restricted shares, restricted stock awards, stock appreciation rights and stock awards;

•	No awards have yet been granted under the LTIP;

•

The purposes of the LTIP are to align the interest of eligible participants with the interests of shareholders to secure, retain, and motivate personnel who may be responsible for the Corporation’s operation and management and to encourage eligible participants to contribute to enhanced corporate performance;

•

The price at which each share covered by an option may be acquired is determined by the Committee at the time the option is granted and shall not be less than the fair market value of the underlying shares of common stock on the day the option is granted; and

•	No option may be exercised after the expiration of ten years from the date the option was granted.

The following is a summary of the LTIP. The full text of the LTIP is attached to this proxy statement as Appendix “B”. Appendix “B” is an integral part of this proxy statement and we urge you to read it in its entirety. The material terms of the LTIP are as follows:

Eligibility:    All employees of the Corporation and all non-employee directors are eligible to receive awards under the LTIP.

Administration:    The Compensation Committee administers and interprets the LTIP. The Committee also determines which employees qualify for awards under the LTIP and the associated terms and conditions of each award.

Awards:    The Compensation Committee may issue awards under the LTIP in the form of:

•	Incentive Stock Options - options to purchase stock intended to qualify under Internal Revenue Code Sections 421 and 422. These options have specific tax benefits to recipients;

•	Non-Qualified Options - options to purchase stock not intended to qualify for tax treatment under Internal Revenue Code Sections 421 through 424;

•

Stock Appreciation Rights - rights that entitle the holder, upon exercise of the right, to receive from the issuer, in cash or common stock, an amount equal to the excess of the market value of the underlying common stock over the exercise price of the right;

•	Restricted Stock - stock that is restricted as to transferability and subject to forfeiture for a set period of time unless certain conditions are met;

•	Performance Restricted Shares - shares that vest if performance criteria established by the Compensation Committee are achieved;

•	Stock Awards - shares that have no restrictions on ownership; and

•	Cash Awards - Cash awards outside of any other plan.

The Compensation Committee, in its sole discretion, determines the awards and their terms and conditions; provided, however, that a member of the committee may not vote on any awards to himself or herself. Generally awards may be exercised in whole or in part. The Corporation will use funds received from the exercise of awards for general corporate purposes. The Compensation Committee may permit the acceleration of any award’s exercise terms when the situation warrants. However, the Compensation Committee may impose other requirements and conditions consistent with the LTIP’s objective. In addition, the LTIP provides for acceleration of the exercise terms of all outstanding awards if a change of control of the Corporation occurs.

Federal Income Tax Implications

A participant who receives qualified options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of an incentive stock option is held until the later of (i) 12 months from the award’s grant date, and (ii) one year from the award’s exercise date any gain (or loss) recognized on the stock’s sale or exchange will be treated as long-term capital gain, and the Corporation will not receive any income tax deduction. If stock acquired by the exercise of an incentive stock option is sold or exchanged before the expiration of the required holding period, the participant recognizes ordinary income in the year the disposition occurred in an amount equal to the difference between the option price and the lesser of the stock’s fair market value on the exercise date, or the selling price. In the event of a disqualifying disposition, the Corporation is entitled to an income tax deduction in the year the disposition occurred in an amount equal to the amount of ordinary income the employee recognized.

A participant who receives a non-qualified option will not recognize taxable income on the grant of the award. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The participant will recognize capital gain on the differential between the fair market value on the date of exercise and the sale price. The Corporation is entitled to an income tax deduction in the year of the exercise in an amount equal to the amount of the income the employee recognized.

A participant who receives stock appreciation rights will not recognize taxable income on the grant of the award. However, upon exercise, he or she will recognize ordinary income in an amount equal to the cash or fair market value of the stock received. The Corporation is entitled to an income tax deduction in the year the participant exercises the stock appreciation right in an amount equal to the amount of income the employee recognized.

A participant who receives restricted stock will not recognize taxable income on the grant of the award if the restricted stock is non-transferable and subject to substantial risk of forfeiture. The participant will recognize taxable income the first time the restricted shares are transferable or the restricted shares are not subject to a substantial risk of forfeiture, whichever occurs first. The participant will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock at that time.

Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock and the Corporation is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than the then applicable holding period at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Corporation will be entitled to a corresponding deduction at that time. By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Corporation, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are granted, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are granted.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the Participant. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming the Corporation has adequate current or accumulated earnings and profits.

A participant realizes no taxable income and the Corporation is not entitled to a deduction when restricted stock units payable in the future and subject to conditions such as the passage of time or achievement of performance goals are granted. When restricted stock units vest and become payable as a result of the satisfaction of the terms and conditions on such award, including, if applicable, achievement of performance goals, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and, subject to section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction.

A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

The Committee may, but need not, permit a participant to defer receipt of payment in satisfaction of restricted stock units, provided that any such deferral shall be administered in good faith compliance with section 409A of the Code and the Treasury regulations or other authoritative guidance issued under that section. The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any award deferred hereunder.

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a qualified performance-based award. If awards to such persons are intended to qualify as qualified performance-based awards, the LTIP limits the maximum number of shares of Common Stock that may be granted to the recipient during any calendar year to 500,000 shares.

The Corporation is entitled to deduct from the payment of any award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local, or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Corporation as a condition of receiving payment of the award. The Committee may allow a participant to satisfy his or her withholding obligations by directing the Corporation to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Corporation in an amount necessary to satisfy the withholding obligation.

A participant who receives a stock award or cash bonus will recognize taxable income on the grant of the award equal to the fair market value of the stock on such date or the amount of the cash award. The Corporation is entitled to an income tax deduction in the year of the award.

The Board of Directors recommends a vote

FOR

The proposal to approve the 2007 Codorus Valley Bancorp Long-Term Incentive Plan

New Plan Benefits

There have been no grants made under the ESPP or the LTIP. Because benefits under these Plans will depend on the actions of the Board and/or employee participation as well as the value of the Corporation’s Common Stock, it is not possible to determine the benefits that will be received if these Plans are approved by shareholders. The closing price for the Corporation’s shares as of February 13, 2007 was $20.19.

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the Corporation’s best interests.

APPENDIX A

2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan

CODORUS VALLEY BANCORP, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Codorus Valley Bancorp, Inc. (the “Company”) does hereby establish its 2007 Employee Stock Purchase plan as follows:

1.          Purpose of the plan.     The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so and to link employee and shareholder interests.

2.	Definitions

2.1

“Account” shall mean the funds accumulated with respect to an individual employee as a result of deductions from the employee’s paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee’s account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

2.2	“Base Pay” means regular straight time earnings and does not include bonuses and overtime payments, payments for incentive compensation, and other special payments.

2.3	“Committee” means the Board’s compensation committee.

2.4	“Board” means the Company’s Board of Directors.

3.          Employee Eligible to Participate.    Any employee of the Company, or any of its subsidiaries, who is in the employ of the Company or subsidiary on an offering commencement date is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, or (b) employees whose customary employment is for not more that five months in any calendar Year.

4.          Offerings.    There will be separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2007. Thereafter, offerings shall commence on each subsequent July and January and the final offering under this Plan shall commence on January, 2012 and terminate on June 30, 2012. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which the employee wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5.          Price.    The purchase price per share shall be the lesser of (a) 85% of the fair market value of the stock on the offering date; or (b) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on such exchange.

6.          Offering Date.    The “offering date” as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

7.          Number of Shares to be Offered.    The maximum number of shares that will be offered under the plan is 175,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorization therefore shall be reduced accordingly, and the Company shall give written notice of such reduction to each employee affected thereby.

8.	Participation.

8.1

An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and by filing it with Human Resources prior to the commencement of the offering to which it relates.

8.2	Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

8.3	Payroll deduction shall be the sole means of accumulating funds in a participant’s account.

9.	Payroll Deductions.

9.1

At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at any non-fractional percentage rate between 1% and 10%.

9.2

All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

9.3

A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering, and, specifically, a participant may not alter the rate of his payroll deduction for that offering.

10.        Granting of Option.    On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase more that 250 shares of stock during any single offering.

11.        Exercise of Option.    Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall   be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

12.        Employee Rights as a Shareholder.    No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

13.	Evidence of Stock Ownership.

13.1

Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by the Company (the “ESPP Broker”).

13.2	A participant shall be free to undertake a disposition (as that term is defined in Section 424 (c) of the Internal Revenue Code (the “Code”) of

the shares in the participant’s account at any time, whether by sale, exchange gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s account at the ESPP Broker until the holding period set forth in Section 423 (a) of the Code has been satisfied. With respect to shares for which the Section 423 (a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing or request that a stock certificate be issued and delivered to the participant.

14.	Withdrawal.

14.1

An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his payroll deductions as soon as practicable thereafter.

14.2

To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the officer may not re-enter the Plan before the beginning of the second offering following withdrawal.

15.          Carryover of Account.    At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee’s account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee’s account shall be refunded to the employee.

16.        Interest.    No interest will be paid or allowed on any money in the accounts of participation employees.

17.        Rights Not Transferable.    No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the employee’s account or any rights with regards to the exercise of an option or to receive shares under the Plan other than by will or the laws of decent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

18.        Termination of Employment.    Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participant shall be paid to the participant or to the participant’s estate.

19.        Amendment or Discontinuance of the Plan.    The Board shall have the right at any time, and without notice, to amend, modify or terminate the Plan, provided, that no employee’s existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 175,000 shares the total number of shares to be offered unless shareholder approval is obtained therefore.

20.        Changes in Capitalization.    In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

21.        Share Ownership.    Notwithstanding anything for shares under the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its subsidiary corporations. For the foregoing purposes the rules of Section 425 (d) of the Code shall apply in determining share ownership. In addition, no employs shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all “employee stock purchase plans” of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

22.	Administration. The Plan shall be administered by the Committee.

23.        Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been dully given when received by Human Resources Division of the Company.

24.	Termination of the Plan. The Plan shall terminate at the earliest of the following:

24.1	June 30, 2012

24.2

The date of the filling of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participant to exercise the option to purchase shares for as many full shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

24.3	The date the Board acts to terminate the Plan in accordance with Section 19 above.

24.4	The date when all shares reserved under the Plan have been purchased.

25.        Limitations on Sale of Stock Purchased Under the Plan.    The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

26.        Governmental Regulation.    The Company’s obligation to sell and deliver shares of the Company’s common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

APPENDIX B

2007 Codorus Valley Bancorp, Inc. Long-Term Incentive Plan

2007 LONG-TERM INCENTIVE PLAN

OF

CODORUS VALLEY BANCORP. INC.

ARTICLE I.

GENERAL PROVISIONS

1.1	PURPOSES

The purposes of the 2007 Long-Term Incentive Plan (the “Plan”) are to advance the long-term success of Codorus Valley Bancorp, Inc. (the “Company” or “Codorus”), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage stock ownership by Participants to further align their interest with the shareholders of the Company, (2) ensure that compensation practices are competitive in the industry and (3) to assist in the attraction and retention of key employees vital to the Company’s long-term success.

1.2	DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	“Board” means the Board of Directors of the Company.

(b)          “Cash Incentive Awards” means a right to receive a cash payment pursuant to any award made pursuant to Article VII hereof.

(c)          “Change in Control” means A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); provided that, without limitation, such change in control shall be deemed to have occurred if (1) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who on the effective date hereof is a director or officer of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, or (2) during any period of two consecutive years during the term of this Plan, individuals who on the effective date hereof constituted the Board cease for any reason to constitute at least a majority unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors on the effective date hereof, or (3) the sale or transfer of all or substantially all of the Company’s assets.

(d)          “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(e)          “Committee” means the Compensation Committee of the Board or the full Board, as the case may be.

(f)           “Common Stock” means the Common Stock of the Company, par value $2.50 per share.

(g)          “Company,” means Codorus and solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which Codorus owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “Codorus” and “Company” shall include any successor to Codorus.

(h)          “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(i)           “Dividend Equivalent” means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(j)           “Employment” means with respect to any Non-Employee Director (as defined herein), service on the Board.

(k)          “Fair Market Value” means as of any date: (i) the average of the closing bid and asked prices on such date of the Common Stock as quoted by NASDAQ; or (ii), as the case may be, the last reported sales price of the Common Stock on such date as reported by the NASDAQ National Market or the principal national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the first previous date on which there is such trading.

(l)           “Incentive Stock Option” means a ‘Stock Option which meets the definition under Section 422 of the Code.

(m)         “Key Employee” means an employee who, in the judgment of the Committee is considered especially important to the future of the Company.

(n)          “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(o)          “Nonstatutory Stock Option” means a Stock Option which does not meet the definition of an Incentive Stock Option.

(p)          “Participant” means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(q)          “Performance Measures” shall mean the Performance Measures described in Section 4.4 of the Plan.

(r)           “Performance Period” means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.

(s)           “Performance Restricted Share” means a right granted to a Participant pursuant to Article IV.

(t)           “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

(u)          “Restriction Period” means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(v)          “Retirement” means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

(w)         “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

(x)          “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

(y)          “Stock Option” means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

1.3	ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board which shall consist of not fewer than five directors of the Company; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code

(“Section 162(m)”), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4	TYPES OF GRANTS UNDER THE PLAN

Grants under the Plan may be in the form of any one or more of the following:

(a)	Nonstatutory Stock Options;
(b)	Incentive Stock Options;
(c)	Stock Appreciation Rights;
(d)	Performance Restricted Shares;
(e)	Restricted Stock Awards;
(f)	Stock Awards;
(g)	Cash Incentive Awards.
1.5	SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)         A maximum of 175,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b)         If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are: (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award; and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

1.6	ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

ARTICLE II.

STOCK OPTIONS

2.1	GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III .

2.2	INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3	OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4	EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. If an Incentive Stock Option is granted to an employee who, at the time such Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (“10% Shareholder”), the exercise price of such Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.

2.5	EXERCISE OF STOCK OPTIONS

(a)          Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b)          Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that (i) no Stock

Option shall be exercisable after the expiration of ten years from the date the option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

(c)	Exercise in the Event of Termination of Employment.

(i)           Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii)          Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iii)         Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv)         Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

(v)          Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

(d)          Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6	METHOD OF EXERCISE

The option may be exercised in whole or in part from time to time by written request received by the Secretary of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Secretary of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such option; or (v) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

ARTICLE III.

STOCK APPRECIATION RIGHTS

3.1	GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2	EXERCISE OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3	METHOD OF EXERCISE

(a)          Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

(b)          Upon the exercise of a Stock Appreciation Right and surrender of the related option, or portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.

ARTICLE IV.

PERFORMANCE RESTRICTED SHARES

4.1	GRANT OF PERFORMANCE RESTRICTED SHARES

The Committee may from time to time grant Performance Restricted Shares to Participants under which payment may be made in shares of Common Stock if the performance of the Company meets certain goals established by the Committee. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if earned, a vesting period as the Committee shall determine.

4.2	PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the performance goals to be achieved, and the vesting period applicable to shares of Common Stock earned.

4.3	COMMON STOCK EQUIVALENT

Each Performance Restricted Share shall be credited to an account to be maintained for each such Participant during the Performance Period and shall be deemed to be the equivalent of one share of Common Stock. At the conclusion of the Performance Period, Performance Restricted Shares earned, if any, shall be converted to shares of Common Stock subject to a vesting period.

4.4	PERFORMANCE GOALS

Performance Restricted Share awards shall be conditioned upon the Company’s attainment of a specified goal with respect to one or more of the following performance measures: (i) total shareholder return; (ii) return on average shareholders’ equity; (iii) return on capital; (iv) earnings per share; (v)return on average assets; (vi) earnings; (vii) cash flow; (viii) operating income;; and (ix) Fair Market Value of Common Stock. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company’s performance. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a “covered employee” as such term is defined in Regulation 1.162-27 (c) (2) promulgated under Section 162 (m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under Section 162(m).

4.5	PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6	DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

During the Performance Period, a Participant shall be entitled to receive Dividend Equivalents which shall be deemed to have been reinvested in additional Performance Restricted Shares at the same time as such underlying Common Stock cash dividend is paid. Performance Restricted Shares granted through such reinvestment shall be credited to the Participant’s account and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7	CONVERSION OF PERFORMANCE RESTRICTED SHARES

(a)          At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, which have been earned on the basis of Company performance in relation to the established performance goals.

(b)          Performance Restricted Shares earned shall be converted to shares of Common Stock and shall be represented by a stock certificate registered in the name of the Participant. Certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon are no longer in effect.

4.8	VESTING PERIOD

At the time a Performance Restricted Share grant is made, the Committee shall establish a vesting period applicable to such shares earned, if any, which shall begin at the end of the Performance Period. After the lapse or waiver of the restrictions imposed, the Company shall deliver in the Participant’s name one or more stock certificates, evidencing the shares of Common Stock earned through the end of the Performance Period. The Committee may accelerate or waive the performance goals attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9	OTHER TERMS AND CONDITIONS

Performance Restricted Shares shall be subject to the following terms and conditions:

(a)          Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall not have the rights of a shareholder of the Company, including the right to vote the shares.

(b)          Cash dividends paid with respect to Performance Restricted Shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

4.10	TERMINATION OF EMPLOYMENT PROVISIONS DURING A PERFORMANCE PERIOD

(a)          In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of shares earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which are the total number of full months in such Performance Period. All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant’s designated beneficiary following the Performance Period. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(b)          If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(c)          Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant’s employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant’s rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11	TERMINATION OF EMPLOYMENT PROVISIONS FOLLOWING A PERFORMANCE PERIOD

(a)          In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Shares) shall immediately vest and shares of Common Stock shall be issued to the Participant or the Participant’s designated beneficiary.

(b)          If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Shares) which have not yet vested. Shares of Common Stock which have vested shall be issued to the Participant.

(c)          Notwithstanding Sections 4.11(a) and 4.11{b), in the event a Participant’s employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

4.12	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, (i) all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

ARTICLE V.

RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1	AWARD OF RESTRICTED STOCK AND STOCK AWARDS

The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company’s success. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2	STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3	AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4	RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5	OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a)          Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b)          Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6	TERMINATION OF EMPLOYMENT

(a)          In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

(b)          If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

(c)          Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant’s employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

ARTICLE VI.

TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1	TAX WITHHOLDING

(a)          The Company may withhold from any payment of cash or Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant’s social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Stock pursuant to the Award.

(b)          At the discretion of the Committee, under the terms of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Award, a Participant may have the right to elect to satisfy, in whole or in part, any required tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

(i)           withhold shares of common Stock otherwise issuable to the Participant, or

(ii)          by accepting delivery of shares of Common Stock previously owned by the Participant.

In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

(c)          Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to make the tax withholding election described in subparagraph (b)to the extent previously granted or extended to any Participant.

6.2	DEFERRAL OF PAYMENT

At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of Performance Restricted Shares or Restricted Stock Awards otherwise distributable to such Participant. Such right shall be exercised by execution of a written agreement by the Participant (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period and (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable vesting period. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.

ARTICLE VII.

CASH INCENTIVE AWARDS

7.1	GRANTING OF AWARDS

The Committee, in its discretion, may grant Cash Incentive Awards to participants. Each Cash Incentive Award shall be conditioned upon the Company’s achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An award may be made in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a “covered employee” as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

7.2	OTHER AWARD TERMS

The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

7.3	MAXIMUM AMOUNT AVAILABLE FOR AWARDS

The aggregate maximum amount of cash incentives paid under all Company plans to a Participant in any calendar year shall not exceed 35% of his or her annual base compensation.

ARTICLE VIII.

OTHER PROVISIONS

8.1	ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2	NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, or in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3	NONTRANSFERABILITY

A Participant’s rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant’s “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4	COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)          The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)          The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5	RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6	UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7	OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.8	TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7 which shall apply in all events) and except for Performance Restricted Shares or Restricted Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 6.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Stock pursuant to an Award during the 12 month period prior to the Participant’s termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company’s financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee’s determination shall be limited to the specific activity so described. The Committee’s right to require forfeiture under this Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee’s right to require forfeiture but in no event later than 24 months after the Participant’s termination of employment with the Company.

8.9	NON-EMPLOYEE DIRECTOR ATTENDANCE REQUIREMENTS

A Non-Employee Director shall not be entitled to receive any award under this Plan for any calendar year during which he or she has failed to attend at least 75% of the total number of meetings of the Boards of Directors of the Company, of its principal subsidiary, PeoplesBank, a Codorus Valley Company, and of any committees of the foregoing of which he or she is a member. The Committee may, in its discretion, waive the attendance requirement for good cause.

ARTICLE IX.

AMENDMENT AND TERMINATION

9.1	AMENDMENT AND TERMINATION

The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

ARTICLE X.

EFFECTIVE DATE AND DURATION OF PLAN

10.1	EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of February 13, 2007, subject to its approval and adoption at the Annual Meeting of the shareholders on May 15, 2007. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

CODORUS VALLEY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 15, 2007
9:00 a.m. Prevailing Time

CODORUS VALLEY CORPORATE CENTER
105 Leader Heights Road
York, PA 17403

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”), hereby constitutes and appoints Robert L. Jackson, George E. McCullough, and Bernard F. Young and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 15, 2007, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, as indicated upon the matters described in the Proxy Statement.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE WELLS FARGO BANK, N.A. IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, THE SIGNATURE OF ONE JOINT TENANT WILL VOTE ALL SHARES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

See reverse for voting instructions.

\/     Please detach here     \/

The Board of Directors Recommends a Vote FOR all Nominees and FOR proposal #2 and proposal #3.

1.	ELECTION OF THREE (3) CLASS B DIRECTORS OF THE CORPORATION FOR THREE (3) YEAR TERMS:	01 William H. Simpson 02 Donald H. Warner	03 Michael L. Waugh	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	APPROVAL OF 2007 CODORUS VALLEY BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN.	☐	For	☐	Against	☐	Abstain

3.	APPROVAL OF 2007 CODORUS VALLEY BANCORP, INC. LONG-TERM INCENTIVE PLAN.	☐	For	☐	Against	☐	Abstain

4.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR APPROVAL OF THE 2007 CODORUS VALLEY BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN AND FOR APPROVAL OF 2007 CODORUS VALLEY BANCORP, INC. LONG-TERM INCENTIVE PLAN.

Address Change? Mark Box ☐ Indicate changes below: I plan to attend the meeting ☐	Dated:	, 2007

Signature(s) in Box

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, only one joint owner must sign.